Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 16, 2022, with respect to the consolidated financial statements of Applied Materials, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

August 24, 2023